Section 906 Certifications

I, Charles E. Porter, the Principal Executive Officer of the Fund listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Fund listed on Attachment A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund listed on Attachment A fairly presents, in all material respects, the financial condition and results of operations of the Fund listed on Attachment A.

Date: October 29, 2007

/s/ Charles E. Porter
______________________
Charles E. Porter
Principal Executive Officer

Section 906 Certifications

I, Steven D. Krichmar, the Principal Financial Officer of the Fund listed on Attachment A, certify that, to my knowledge:

1. The form N-CSR of the Fund listed on Attachment A fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2. The information contained in the Form N-CSR of the Fund listed on Attachment A fairly presents, in all material respects, the financial condition and results of operations of the Fund listed on Attachment A.

Date: October 29, 2007

/s/ Steven D. Krichmar
______________________
Steven D. Krichmar
Principal Financial Officer

Attachment A
N-CSR

433	Putnam Capital Appreciation Fund